UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                April 20, 2000 (Date of earliest event reported)

                            UGLY DUCKLING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                  000-20841               86-0721358
     (State or Other Jurisdiction       (Commission             (IRS Employer
           of Incorporation)            File Number)         Identification No.)

           2525 East Camelback Road, Suite 500, Phoenix, Arizona 85016
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (602)852-6600

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

         Ugly Duckling Corporation offered to exchange (the "Exchange Offer") up to $27,500,000 principal amount of its 11% Subordinated Debentures due 2007 (the "Debentures") for up to 2,500,000 shares of its Common Stock, par value $.001 per share ("Common Stock"). The Exchange Offer terminated on April 13, 2000, at 5:00 p.m. New York City time. A total of 1,085,415 shares of Common Stock were validly tendered for exchange pursuant to the Exchange Offer and were accepted by Ugly Duckling Corporation. $11,939,565 aggregate principal amount of the Debentures were issued as of April 20, 2000, pursuant to the terms of the Exchange Offer. The Debentures were approved for listing on the American Stock Exchange on April 24, 2000.



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2000

                                    UGLY DUCKLING CORPORATION
                                          (Registrant)



                                    By:  /S/ JON D. EHLINGER
                                    ------------------------
                                      Jon D. Ehlinger
                                      Secretary and General Counsel